Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-215389) pertaining to the Novavax Inc. common stock,
(2)	Registration Statement (Form S-8 No. 333-213069) pertaining to the Novavax Inc. stock incentive plan,
(3)	Registration Statement (Form S-8 No. 333-206354) pertaining to the Novavax Inc. stock incentive plan,
(4)	Registration Statement (Form S-8 No. 333-198121) pertaining to the Novavax Inc. stock incentive plan,
(5)	Registration Statement (Form S-8 No. 333-190600) pertaining to the Novavax Inc. stock incentive plan,
(6)	Registration Statement (Form S-8 No. 333-190599) pertaining to the Novavax Inc. 2013 employee stock purchase plan,
(7)	Registration Statement (Form S-8 No. 333-183113) pertaining to the Novavax Inc. stock incentive plan,
(8)	Registration Statement (Form S-8 No. 333-145298) pertaining to the Novavax Inc. stock incentive plan,
(9)	Registration Statement (Form S-8 No. 333-130990) pertaining to the Novavax Inc. stock incentive plan,
(10)	Registration Statement (Form S-8 No. 333-110401) pertaining to the Novavax Inc. stock incentive plan,
(11)	Registration Statement (Form S-8 No. 333-97931) pertaining to the Novavax Inc. stock incentive plan,
(12)	Registration Statement (Form S-8 No. 333-46000) pertaining to the Novavax Inc. stock incentive plan,
(13)	Registration Statement (Form S-8 No. 333-77611) pertaining to the Novavax Inc. stock incentive plan,
(14)	Registration Statement (Form S-8 No. 33-80279) pertaining to the Novavax Inc. stock incentive plan, and
(15)	Registration Statement (Form S-8 No. 33-80277) pertaining to Novavax Inc. stock incentive plan of our reports dated February 27, 2017, with respect to the consolidated financial statements of Novavax Inc., and the effectiveness of internal control over financial reporting of Novavax, Inc., included in this Annual Report (Form 10-K) of Novavax Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 27, 2017